General DataComm Industries, Inc.
                      Consolidated Statement Of Cash Flows
                        One Month Ended December 31, 2001
                                 (Unaudited) (1)


                                                  Increase (Decrease) in Cash
In thousands                                           and Cash Equivalents
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Cash flows from operating activities:
  Net income                                                     $240
  Adjustments to reconcile net income to net cash
   from operating activities:
      Depreciation and amortization                               138
      Changes in:
        Accounts receivable                                    (2,125)
        Inventories                                                69
        Accounts payable and accrued expenses                   1,228
        Other net current assets                                 (141)
        Other net long-term assets                                458
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Net cash from operating activities                               (133)
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Cash flows from investing activities:
  Acquisition of property, plant and equipment, net                 0
  Proceeds of note due from sale of division                        0
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Net cash used in investing activities                               0
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Cash flows from financing activities:
  Revolver borrowings (repayments), net                             0
  Proceeds from notes and mortgages                               594
  Principal payments on notes and mortgages                      (931)
  Proceeds from issuing common stock                                0
  Payment of preferred stock dividends                              0
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Net cash used in financing activities                            (337)
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Net decrease in cash and cash equivalents                        (470)
Cash and cash equivalents at beginning of period                2,687
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Cash and cash equivalents at end of period                     $2,217
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(1)  Subject to change after a detailed review of recorded liabilities and the impact of the three division sales and the Chapter 11 bankruptcy filing on such recorded liabilities as of September 30, 2001 and on audit adjustments.